POWER OF ATTORNEY
       Know all by these present, that the undersigned hereby constitutes and appoints each of Erik Kantz and Joseph Jordan, with full power of substitution, the undersigned?s true and lawful attorney-in-fact to:
1.	prepare and execute in the undersigned?s name and on the
undersigned?s behalf, and submit to the U.S. Securities and
Exchange Commission (the ?SEC?) a Form ID, including
amendments thereto, and any other documents necessary or
appropriate to obtain codes and passwords enabling the
undersigned to make electronic filings with the SEC of
reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC;
2.	prepare, execute, acknowledge, deliver and file for and on
behalf of the undersigned with respect to ATI Physical
Therapy, Inc. (f/k/a Fortress Value Acquisition Corp. II),
a Delaware corporation (the ?Company?), Schedules 13D and
13G and Forms 3, 4, and 5 with the SEC, any national
securities exchanges and the Company, in accordance with
Sections 13 and 16(a) of the Securities Exchange Act of
1934 and the rules thereunder;
3.	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete
and execute any such Schedules 13D or 13G or Forms 3, 4, or
5, prepare, execute, and acknowledge any amendment or
amendments thereto, and timely deliver and file such form
with the SEC and any stock exchange or similar authority;
and
4.	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.
       The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming any of the undersigned?s responsibilities to comply with Sections 13 and 16 of the Securities Exchange Act of 1934.
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
[Signature Page Follows]


       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _9th_ day of November, 2023.
Very truly yours,
/s/Jeff Goldberg
Name: Jeff Goldberg


[Signature Page to Power of Attorney]